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                                                                   EXHIBIT 10.39

                    INDUSTRIAL BUILDING LEASE BY AND BETWEEN
                FIRST INDUSTRIAL, L.P. AND SABRATEK CORPORATION

SECTION 1:  BASIC TERMS

     This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     1.1  Date of Lease:    May 15, 1998
                        -----------------------------------------------------

     1.2  Landlord:  First Industrial, L.P., a Delaware limited partnership
                   ----------------------------------------------------------

     1.3  Tenant: Sabratek Corporation, a Delaware corporation
                 ------------------------------------------------------------

     1.4  Premises:  See Exhibit "A"
                   ----------------------------------------------------------

     1.5 Lease Term: 5 years 15 days (together with any renewals, the "Term"), commencing on the earlier to occur of (i) July 15, 1998 and (ii) the date Tenant begins conducting business at the Premises ("commencement Date") and ending July 30, 2003 ("Expiration Date").

     1.6  Permitted Uses: (See Section 4) Office; storage and light assembly
                                         ------------------------------------

     1.7  Tenant's Guarantor: (if none, so state)   None
                                                 ----------------------------

     1.8  Brokers: (See Section 22; if none, so state)

          (A)  Tenant's Broker:    Rose Real Estate Services, Inc.
                               ----------------------------------------------

          (B)  Landlord's Broker:  None
                                 --------------------------------------------

     1.9  Security Deposit: (See Section 4)    $33,550.83
                                           ----------------------------------

     1.10 Rent Payable by Tenant:  See Exhibit "B"
                                 --------------------------------------------

     1.11 Riders to Lease: The following riders are attached to and made a
          part of this Lease:        None
                             -------------------------------

SECTION 2:  LEASE OF PREMISES: RENT

     2.1 LEASE OF PREMISES FOR LEASE TERM. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

     2.2 TYPES OF RENTAL PAYMENTS. Tenant shall pay rents effective as of the Commencement Date of (a) net base rent payable in monthly installments as set forth in Exhibit "B" attached hereto (the "Net Base Rent"), in advance, on the first day of each and every calendar month during the term of this Lease; (b) all costs, expenses and charges of every nature relating to, or incurred in connection with, the ownership and operation of the Premises and that are attributable to or become due during the Term ("Additional Rent"); and (c) in the event that any monthly installment of Net Base Rent is not paid within ten
(10) days of the date when due a late charge in an amount equal to five percent (5%) of the then-delinquent installment of Net Base Rent (the "Late Charge"; the Net Base Rent, Additional Rent and Late Charge shall collectively be referred to as "Rent"). All Rent shall be paid to Landlord c/o First Industrial, L.P., 75 Remittance Drive, Suite 1449, Chicago, Illinois 60675-1149, or if sent by overnight courier, The Northern Trust Co., 801 South Canal Street, 4th Floor Receipt and Dispatch, Chicago, Illinois 60607, Attn: First Industrial, L.P., Suit 1449 (or to such other entity designated as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "Agent"), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise.

     2.3 COVENANTS CONCERNING RENTAL PAYMENTS. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the partial calendar months occurring at the commencement and the expiration of the Term shall be prorated on a per diem basis. It is intended that the Rent provided in this Lease shall be an absolutely net return to Landlord throughout the Term and any renewals or extensions thereof.

SECTION 3:  TAXES AND ASSESSMENTS

     3.1 TAXES. Tenant agrees to pay as "Additional Rent" for the Premises (i) all governmental taxes, assessments, fees, penalties and charges of every kind or nature (other than Landlord's income taxes), whether general, special, ordinary or extraordinary, due to any time, or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing or operation of the Premises or of the personal property and equipment located therein or in connection therewith and (ii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (the "Taxes"), provided that Tenant receives the benefit of any resulting reductions in Taxes. All such Taxes shall be paid by Tenant before they become delinquent. The Taxes for the first and last years of the Term and any extension thereof will be appropriately prorated. If any special assessments levied against the Premises are payable in installments, Tenant shall be responsible only for those installments that are attributable to the period during which Tenant has possession of the
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Premises. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year, rather than taxes that are assessed or become a lien or accrue during such year. If at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered, such additional or substitute tax, assessment, levy, charge or imposition shall be deemed to be included within the term "Taxes" for the purposes hereof.

SECTION 4:  USE OF PREMISES; SECURITY DEPOSIT

     4.1 USE OF PREMISES. The Premises shall be used for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or knowingly permit anyone to use or occupy, the Premises, or do or knowingly permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises;
(b) cause, or be liable to cause, injury to the Premises or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises; and (d) impair or tend to impair the proper and economic maintenance, operation, and repair of the Premises and its equipment, facilities or systems.

     4.2 SIGNAGE. Tenant shall not affix any sign of any size or character to any portion of the Premises without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord hereby consents to Tenant's signage as described on Exhibit "E" attached hereto. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

     4.3 SECURITY DEPOSIT. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in
Section 1.9 above, in cash (the "Security"), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security may be commingled with other assets of Landlord. If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, with notice to Tenant, apply the whole or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event Landlord or Agent shall so apply the Security, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used. Tenant's failure to do so shall constitute a default under this Lease. If Tenant fully and faithfully complies with all the covenants hereunder, the Security (or any balance thereof) shall be returned to Tenant within thirty (30) days after the last to occur of (i) the date the Term expires or terminates, and (ii) delivery to Landlord of possession of the Premises. Landlord may deliver the Security to any purchaser of Landlord's interest in the Premises [or any Successor Landlord (defined below), if applicable], and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security, provided that such purchaser or Successor Landlord assumes Landlord's obligation hereunder.

SECTION 5:  CONDITION AND DELIVERY OF PREMISES

     5.1 CONDITION OF PREMISES. Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the Premises on an "AS-IS," "WHERE-IS" basis. Tenant acknowledges that, except as provided herein, neither Landlord nor Agent nor any representative of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the Premises and is not relying on any representation of Landlord with respect thereto, except as to those representations provided herein. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements of any kind or nature to the Premises (whether structural or nonstructural and whether or not involving the roof of the Building, the Building's HVAC (defined below) system, the Premises' parking lot, or any other component of the Premises) in connection with, or in consideration of, this Lease, except (a) as set forth in Section 17 and (b) with respect to any repairs and improvements expressly and specifically described in Exhibit "C" attached hereto ("Work Items"). Landlord agrees to enforce, or cause Agent to enforce, upon Tenant's request, all manufacturer's or contractor's warranties, if any, given in connection with the Work Items. It is acknowledged and agreed by Tenant that (i) certain of the Work Items may be completed after the Commencement Date; (ii) Tenant shall provide reasonable access to the Premises for the purpose of the completion of such items; and (iii) the failure to complete such items prior to the Commencement Date shall not be a delay in the Commencement Date. Without limitation upon the foregoing, Landlord covenants and agrees to use good faith, diligent efforts to complete the Work Items on or prior to the Commencement Date or as soon as reasonably practicable thereafter and Tenant covenants and agrees to make the Premises reasonably available to Landlord after the Commencement Date to the extent necessary to complete the Work Items. Landlord hereby represents and warrants to Tenant that, as of the Commencement Date, all mechanical, electrical, plumbing, sprinkler and HVAC systems and equipment in the Building are and shall be in good working order.

     5.2 DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date or if Landlord is not able to permit Tenant to enter the Premises (as a result of Landlord's failure to acquire the Premises from 3COM Corporation, a Delaware corporation, as successor-by-merger to U.S. Robotics Inc., a Delaware corporation ("Seller"), the performance of any remediation, removal or environmental clean up activities or for any other reason) prior to the Commencement Date as provided in Section 25.17 hereof for the limited purposes described therein. The obligations of Tenant under the Lease shall not thereby be affected, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. Notwithstanding the foregoing, if Landlord fails to deliver possession of the Premises to Tenant by July 15, 1998 (whether as a result of the failure to acquire the Premises or otherwise), Tenant shall have the right, as its sole remedy hereunder, at law, or in equity, to terminate this Lease by delivery of written notice to Landlord not later than five (5) business days hereafter. Tenant acknowledges and agrees that Landlord intends to perform a Phase II environmental site assessment at the Premises prior to the Commencement Date (the "Assessment"). If the performance of any cleanup, remediation or removal activities recommended by the Assessment ("Clean Up Activities") at the Premises by Landlord unreasonably disturbs (or prevents) Tenant's use and occupancy of the Premises, Tenant shall have the right, as its sole remedy hereunder, at law or in equity, to terminate this Lease by delivery of written notice to Landlord not later than five (5) business days after the commencement of Clean Up Activities, provided, however, that the foregoing provision shall in no event apply to any cleanup, remediation of removal activities not recommended by the Assessment.

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SECTION 6:  SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES;
            ATTORNMENT

     6.1 SUBORDINATION OF LEASE. This Lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the Premises now or hereafter existing and to all mortgages or trust deeds or deeds of trust (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Premises; provided, however, that this subordination shall not apply to any new Mortgage placed upon the premises unless and until Tenant is provided with a reasonable nondisturbance agreement executed by the applicable Superior Party (defined below). This subordination shall apply to each and every advance made, or to be made, under such Mortgages; to all renewals, modifications, replacements and extensions of such Mortgages; and to "spreaders" and consolidations of such Mortgages. This Section 6.1 shall be self-operative and no further instrument or subordination shall be required; however, in confirmation of such subordination, Tenant shall from time to time execute, acknowledge and deliver any instrument that Landlord may from time to time reasonably require in order to evidence or confirm such subordination. Landlord shall use its best efforts to have any existing Superior Mortgagee provide Tenant with a reasonable nondisturbance agreement executed by such Superior Mortgagee. Tenant acknowledges that this Lease has been (and, in the future, may be) assigned by Landlord to a Superior Mortgagee (defined below) as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Lease," the lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee"; and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage," and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee." Notwithstanding the foregoing, this Lease may be made senior to the lien of any Superior Mortgage, if and only if the Superior Mortgagee thereunder so requests. The term Superior Mortgagee and Superior Lessor are hereinafter collectively referred to as a "Superior Party" or "Superior Parties".

     6.2 NOTICE IN THE EVENT OF DEFAULT. In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this Lease, Tenant shall give written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant, (provided, however, that Tenant's failure to so notify such parties shall not be deemed a default hereunder) whereupon any or all of Landlord, a Superior Mortgagee or Superior Landlord or may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that said thirty
(30)-day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default.

     6.3 SUCCESSOR LANDLORD. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord hereunder, then, at the request of such party (hereinafter referred to as "Successor Landlord"). Tenant shall attorn to and recognize each Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this Lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any successor Landlord shall be limited to the equity interest of the Successor Landlord in the Premises.

SECTION 7:  QUIET ENJOYMENT

     Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the land of the Premises and is not a personal covenant of Landlord.

SECTION 8:  ASSIGNMENT, SUBLETTING AND MORTGAGING

     8.1 PROHIBITION. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular uses set forth in Section 4 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise; (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord's reasonable discretion. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void and of no legal force or effect. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. Any consent by Landlord to any assignment or sublease shall not be deemed to release Tenant from its obligation hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. In the event that Landlord elects to reject any proposed sublease or assignment, the Tenant's sole and exclusive remedy shall be to seek a declaratory judgment against Landlord so as to enable Tenant to avoid a termination of this Lease. Any violation of the provisions of this Section 8.1 shall constitute a default under this Lease. Notwithstanding anything to the contrary herein, Tenant, at any time and from time to time during the Lease Term shall have the right to sublet all or ay portion of the Premises to Clark Industries.

     8.2 RIGHTS OF LANDLORD. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and other considerations (whether cash or non-cash) received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent due under this Lease.


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     8.3  PERMITTED TRANSFERS. The provisions of Section 8.1(a) shall not apply to a transfer of a majority of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to any comparable transaction involving any other form of business entity, whether effectuated in one (1) or more transactions, as if such transfer were an assignment of this Lease; and said provisions shall not apply to a transfer to a corporation into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred, or to any corporation that controls or is controlled by Tenant, or is under common control with Tenant (each, a "Permitted Transfer"), provided in any of such events (a) the successor to Tenant has a net worth, at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer worth of Tenant on the date of this Lease and
(b) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. In the event of a Permitted Transfer and only upon the performance in full to Landlord's satisfaction of the requirements of this Section 8.3, Tenant shall be released from further liability hereunder except as to obligations and claims accruing or arising prior to such Permitted Transfer and as otherwise provided herein.

SECTION 9:  COMPLIANCE WITH LAWS

     If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain in good standing and renew such license or permit during the Term hereof. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any governmental or administrative authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all laws and requirements of any governmental or administrative authorities that impose any duty on Landlord, Agent or Tenant arising from Tenant's actions regarding its business operations or use of the Premises, and Tenant shall pay all expenses, fines and damages that are imposed upon any or all of Landlord, Agent, any Superior Lessee, Superior Lessor or Superior Mortgagee, by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Notwithstanding the foregoing, Tenant shall have no obligations to perform any repairs, replacements or restoration of the foundation, exterior and interior load-bearing walls, parking lot structure, roof structure or roof covering or tuckpointing of the Premises.

SECTION 10:  INSURANCE

     10.1 TENANT ACTIVITIES. Tenant shall not violate, or knowingly permit the violation of, any condition imposed by any insurance policy issued in respect of the Premises and shall not do, or knowingly permit anything to be done, or keep or knowingly permit anything to be kept in the Premises, that would: (a) result in insurance companies of good standing refusing to insure (or imposing special conditions on insuring) any or all of the Premises or the property therein, in amounts reasonably satisfactory to Landlord; or (b) results in the cancellation of (or the assertion of any defense by the insurer, in whole or in part, to claims under) any policy of insurance with respect to any or all of the Premises or the property therein.


     10.2 INSURANCE TO BE MAINTAINED BY TENANT. Tenant shall, at its sole cost and expense, at all times during the Term (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Exhibit D attached hereto. Tenant shall deliver to Landlord not less than ten (10) days prior to the Commencement Date certificates of insurance (in form and substance reasonably acceptable to Landlord) for all insurance policies required to be obtained by Tenant pursuant to this Lease. If Tenant fails to submit such certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this Section 10.2, then Landlord, at Landlord's sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Additional Rent.

     10.3 INSURANCE TO BE MAINTAINED BY LANDLORD. Landlord shall secure fire, casualty, and extended coverage insurance on the Premises and related improvements for their full insurance and replacement value, subject to a deductible amount determined in the absolute discretion of Landlord. Landlord shall also secure general liability insurance coverage against any and all claims for injuries to persons or property occurring in or about the Premises in amounts to be determined in the absolute discretion of the Landlord. Landlord shall provide proof of continuous coverage under such policies including copies of certificates thereof and evidence of renewal upon reasonable request of Tenant. Such insurance shall be obtained and maintained with generally recognized responsible insurance companies qualified to do business in the State of Illinois. Tenant agrees to pay as Additional Rent any and all costs and expenses associated with the insurance described in this Section 10.3.

     10.4 WAIVER OF RIGHT OF RECOVERY. None of Landlord, Agent or Tenant shall be liable to one another [or to any insurance company (by way of subrogation of otherwise) insuring any such party] for any loss or damage to the Premises, the structure of the buildings located thereon, other tangible property located on the Premises, or any resulting loss of income, or losses under workers' compensation laws and benefits, despite the fact that such loss or damage might have been occasioned by the negligence or misconduct of such party, its agents or employees, provided and to the extent that any such loss or damage would be covered by insurance that the party suffering the loss is required to maintain pursuant to the terms of this Lease. The failure of any party to insure its property shall not void this waiver. Each of Landlord, Agent and Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Premises and the personal property, fixtures, and equipment located therein or thereon, pursuant to which the insurance company consents to such waiver of right of recovery. The waiver of right of recovery set forth above in this Section 10.3 shall extend to Landlord, Agent, Tenant, and their respective agents and employees, and each Superior Lessor, Superior Mortgagee, and to other appropriate parties designated by Landlord.

SECTION 11:  ALTERATIONS

     11.1 PROCEDURAL REQUIREMENTS. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as ""Alterations''), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord's consent to Alterations shall not be reasonably withheld or delayed, provided that: (a) the Alterations are non-structural and the structural integrity of the Premises shall not be adversely affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning ("HVAC"), sanitary and other service systems of the Premises shall not be adversely affected and

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the usage of such systems by Tenant shall not be increased; (d) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the performance and installation of the Alterations; (e) the Alterations shall conform with all other requirements of this Lease; and (f) Tenant shall have provided Landlord with detailed plans (the "Plans") for such Alterations in advance of requesting Landlord's consent. Additionally, after obtaining Landlord's preliminary consent to the Plans, but before proceeding with any Alterations, Tenant shall, at its expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and shall submit to Agent, for Landlord's written approval, working drawings, plans and specifications, and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval. After obtaining Landlord's approval to the Alterations, Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises. Notwithstanding the foregoing, Tenant shall not be obligated to obtain Landlord's consent to perform Alterations which are non-structural, cosmetic or decorative in nature; provided, however, that (i) the aggregate cost of such Alterations does not exceed $25,000 during the Term of this Lease and (ii) Tenant shall adhere to all of the other requirements of this Section 11.1 in connection with such Alterations.

     11.2 PERFORMANCE OF ALTERATIONS. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord's reasonable rules and regulations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord or Agent. Alterations shall be performed by contractors first approved by Landlord, which approval shall not be unreasonably withheld or delayed, and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall cooperate, and not interfere with, Landlord and its agents and contractors (if any). Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

     11.3 LIEN PROHIBITION. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises or Tenant's leasehold estate. Tenant, at its expense, shall procure the satisfaction, discharge, or bonding of record of all such liens and encumbrances within thirty (30) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 21.3 below, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises. Any sums due from Tenant pursuant to the preceding sentence shall constitute Additional Rent under this Lease.

SECTION 12:  LANDLORD'S AND TENANT'S PROPERTY

     12.1 LANDLORD'S PROPERTY. Subject to Section 12.2 below, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates, or other similar building operating equipment and decorations. Landlord shall leave in place at the Premises for use by Tenant the following items that were in the Premises as of December 18, 1997 if and to the extent delivered to Landlord by Seller (defined below) upon the consummation of Landlord's acquisition of the Premises: existing furniture as depicted on Exhibit E attached hereto, building equipment, air compressors and related equipment, buss ducting, external and internal UPS power systems, telecommunication panels, communication and phone lines, office furniture, corrugated bailer, trash compactor, refrigerators, power distribution and the awnings over the rear entrance and north wall of the building. Landlord shall in no event be obligated to deliver any of the items identified in Exhibit E regardless of whether such items were present on December 18, 1997. All of the foregoing items shall be deemed Landlord's Property for all relevant purposes and Landlord shall have no obligation to deliver, or liability to Tenant for the failure to deliver, any such items to the extent removed or damaged by Seller.

     12.2 TENANT'S PROPERTY. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the Premises, which are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Premises, and all furniture, furnishing and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided, however, that Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof.

     12.3 REMOVAL OF TENANT'S PROPERTY. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, it may remove Tenant's Property from the Premises only upon the express written direction of Landlord.

SECTION 13:  REPAIRS AND MAINTENANCE

     13.1 TENANT REPAIR AND MAINTENANCE. Tenant shall, at its expense, throughout the Term, maintain and preserve the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises' plumbing and HVAC systems, and excluding, however, those components of the Premises for which Landlord is expressly responsible under Section

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
13.3). Tenant shall enter into a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the premises. Tenant shall also be responsible for all repairs and replacements (whether structural or non-structural; interior or exterior, and ordinary or extraordinary), in and to the premises and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from (a) the performance or existence of any alternations, (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property in or out of the Premises, or
(d) any act, omission, misuse, or neglect of Tenant or any of its subtenants or its or their respective employees, agents, contractors, invitees, or others entering into the Premises by act or omission of Tenant or any subtenant. Without limiting the generality of the foregoing, Tenant, as its expense, shall promptly replace or repair all scratched, damaged, or broken doors and glass in and about the Premises and floor coverings in the Premises and repair and maintain all sanitary and electrical fixtures therein; provided, however, that all replacement materials and methods of replacement shall be approved in writing by Landlord prior to installation, which approval shall not be unreasonably withheld or delayed. Any repairs or replacements required to be made by Tenant to the mechanical, electrical, sanitary, HVAC, or other systems of the Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. All such repairs or replacements shall be subject to the supervision and control of landlord or Agent, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

     13.2 TENANT EQUIPMENT. Tenant shall not place a load upon any floor of the Premises that exceeds either the load per square foot that such floor was designed to carry or that which is allowed by law. Business machines and mechanical equipment belonging to Tenant that cause noise or vibrations that may be transmitted to the structure of the Premises to such a degree as to be objectionable or of concern to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings or cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

     13.3 LANDLORD REPAIRS. Notwithstanding anything contained herein to the contrary, Landlord (and not Tenant), at its sole cost and expense, shall be responsible for the maintenance, repair, replacement and restoration of the foundation, exterior and interior load-bearing walls, parking lot structure, roof structure and roof covering and tuckpointing of the Premises; provided, however, that in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Clauses 13.1(a), (b), (c) or (d) [collectively, "Tenant Necessitated Repairs"], then (i) Landlord shall be obligated to make a good faith submission of an insurance claim under the appropriate insurance policy obtained by Landlord in connection with the Premises pursuant to Section 10.3 hereof for the damage or casualty necessitating such repair, replacement or restoration or any replacement occasioned by the acts, omissions, misuse or neglect described in Section 13.1, item (d) above if Landlord reasonably believes that such damage or casualty is covered by such insurance policy; provided, however, that Landlord shall not be obligated to appeal or litigate any denial of such claim, and (ii) Tenant shall pay as Additional Rent any and all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, including, without limitation, any insurance deductible and any portion of an insurance claim not paid by the applicable insurer, and such reimbursement shall be paid, in full, within ten (10) days after Landlord's delivery of demand therefor. Landlord agrees to commence and complete the maintenance, repairs, replacements or restoration described in this Section 13.3 within a reasonable period of time after receiving notice of the need for such repairs; provided, however, that Landlord's obligation under this Section 13.3 shall accrue prior to Landlord's receipt of such notice.

SECTION 14:  UTILITIES

     14.1 PURCHASING UTILITIES. Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services.

     14.2 USE OF ELECTRICAL ENERGY BY TENANT. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises, or
(ii) the Premises' heating, ventilating and air-conditioning ("HVAC") systems.

SECTION 15:  LANDLORD'S RIGHTS

     15.1 LANDLORD'S RIGHTS OF ACCESS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any reasonable time or times upon reasonable advance notice (a) to examine and inspect the Premises and to show them to actual and prospective Superior Parties or prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates and all consultants and advisors relating thereto; and (b) to make such repairs, alternations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required or desires to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise then in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. In the exercise of each of the foregoing rights, Landlord shall give Tenant reasonable prior notice of its entry, except in the case of emergency. Nothing set forth above implies obligations of improvement beyond the Work Items per EXHIBIT C.

     15.2 OTHER LANDLORD RIGHTS. Landlord and Agent shall have the following rights exercisable, without notice and without liability to Tenant, for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: to sell or otherwise transfer the Premises and assign and pass through all of Landlord's obligations hereunder to the new owner.

SECTION 16:  NON-LIABILITY AND INDEMNIFICATION

     16.1 NON-LIABILITY. None of Landlord, Agent, any other managing agent, Superior Parties, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss; provided, however, that Landlord and Agent (but not their respective affiliates, owners, partners, directors, officers, or employees) shall be liable for any injury, loss or damage caused by, or resulting from, the gross negligence or willful misconduct of Landlord,


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
Agent or their respective agents, servants or employees in the operation or maintenance of the Premises (subject, however, to the doctrine of comparative negligence in the event of negligence on the part of Tenant or any of its contractors) or from Landlord's breach of this Lease. Further, none of Landlord, Agent, any other managing agent, Superior Parties, or their respective partners, directors, officers, agents and employees shall be liable
(a) for any such damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any private, public or quasi-public work, unless such persons are on the Premises, or operations are undertaken, at Landlord's direction; or (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     16.2 TENANT INDEMNIFICATION. Tenant hereby indemnifies, defends, and holds Landlord and all Landlord Affiliates harmless from and against any and all claims, judgments, liens, causes of action, liabilities, damages, costs, losses and expenses (including, but not limited to reasonable legal, engineering and consulting fees of engineers, attorneys and consultants selected by Landlord) arising from or in connection with (a) Tenant's conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created (other than by Landlord) in or about the Premises during either or both of the Term and the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises, including any and all mechanics and other liens and encumbrances; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or their partners, directors, officers, agents, employees, invitees or contractors; (c) any accident, injury or damage whatsoever (unless caused by Landlord's gross negligence, willful misconduct or breach of this Lease) occurring in, at or upon the Premises; (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; (e) any breach by Tenant of any of its warranties and representations under this Lease, and (f) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code. In case any action or proceeding is brought against Landlord or any Landlord Affiliate by reason of any such claim, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord or such Superior Lessor or Superior Mortgagee. Tenant's obligations under this Section 16.2 shall survive the termination of this Lease for any reason.

     16.3 FORCE MAJEURE. Except as otherwise provided in this Lease, the obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, fire, unusual delays in deliveries, unavoidable casualties or by other similar causes, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises beyond Landlord's reasonable control. Tenant shall not hold Landlord or Agent liable for any latent defect in the Premisis, nor shall Landlord be liable for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same, except to the extent resulting from Landlord's willful misconduct, gross negligence or breach of this Lease. Tenant agrees that under no circumstances shall Landlord or Agent be liable to Tenant for any loss of, destruction of, damage to or shortage of any property, including, but not limited to, Tenant's Property except to the extent resulting from Landlord's willful misconduct or gross negligence.

     16.4 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any Successor Landlord hereunder) to Tenant shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. In addition, Tenant acknowledges that Agent is acting solely in its capacity as agent for Landlord and, shall not be liable for any obligations, liabilities, losses or damages arising out of or in connection with this Lease.

SECTION 17:  MAGE OR DESTRUCTION

     17.1 NOTIFICATION. Tenant shall give prompt notice to Landlord and Agent of (a) any occurrence in or about the Premises for which Landlord or Agent might be liable, (b) any fire or other casualty in the Premises, (c) any damage to, or defect in, the Premises, of which Tenant has knowledge, for the repair of which Landlord or Agent might be responsible, and (d) any damage to or defect in any part or appurtenance of the Premises' sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof, of which Tenant has knowledge.

     17.2 REPAIR PROVISIONS. Subject to the provisions of Section 17.4 below, if the Premises are damaged by fire or other insured casualty, Landlord shall repair or cause Agent to repair the damage and restore and rebuild the Premises (except for Tenant's Property) with reasonable dispatch after (a) notice to it of the damage or destruction and (b) the collection of the insurance proceeds attributable to such damage, and Tenant shall repair the damage to and restore and repair Tenant's Property, with reasonable dispatch after such damage or destruction.

     17.3 RENTAL ABATEMENT. If (a) the Premises are damaged by fire or other casualty, thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises.

     17.4 TOTAL DESTRUCTION. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the opinion of a reputable contractor or architect designated by Landlord) (i) its repair or restoration requires more than one hundred eighty
(180) days to complete or (ii) such repair or restoration requires the expenditure of more than fifty percent (50%) of the full insurable value of the Premises immediately prior to the casualty or (iii) the damage is less than the amount stated in (ii) above, but occurs during the last two (2) years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease within five (5) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. In such event, the termination shall be effective as of the date Tenant terminates all operations at the Premises. If (A) any Superior Party or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any casualty insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord's sole option, terminate this Lease, by giving Tenant written notice to such effect within thirty (30) days after notice from a Superior Party or the insurance company that such insurance proceeds will not be made available, in which event this Lease shall terminate effective as of the date upon which Tenant receives such notice. For purposes of this
Section 17.4 only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

     17.5 REPAIR OR RESTORATION. Subject to the provisions of Section 17.4 above, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Section. Landlord or Agent shall use its diligent, good faith efforts to make such repair or restoration within one hundred eighty (180) days of the date of damage, and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises.

SECTION 18: EMINENT DOMAIN

     18.1 TOTAL CONDEMNATION. If the whole of the Premises, or if any part of the Premises that materially affects Tenant's use and occupancy of the Premises, shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Rent shall be prorated and adjusted as of such date.

     18.2 AWARD. Landlord shall be entitled to receive the entire award or payment in connection with any taking provided, however, Tenant shall have the right to separately pursue, against the condemning authority, an award in respect of the loss, if any, to leasehold improvements or other interest of Tenant in the Premises paid for by Tenant, without any credit or allowance from Landlord and further provided that such separate award does not diminish or interfere with Landlord's pursuit of its own award.

     18.3 COMPENSATION TO TENANT FOR TEMPORARY USE. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion that represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking, and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay, in full, the Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use and occupancy of the Premises (or a part thereof) shall be prorated between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. Notwithstanding anything contained herein to the contrary, Tenant may terminate this Lease upon ten (10) days prior written notice to Landlord in the event of a temporary taking or condemnation that materially and adversely affect Tenant's use and occupancy of the Premises pursuant to this Section 18.3 which Tenant reasonably believes will last for a period of at least one (1) year from the date of such taking or condemnation, as applicable.

     18.4 PARTIAL OR TEMPORARY TAKING. Subject to the rights of any Superior Mortgagee or Superior Lessor, and other parties having rights to condemnation proceeds, in the event of any taking of less than the whole of the Premises, which taking does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, or other partial taking of the Premises, that does not result in a termination of this Lease: (a) Landlord, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Premises (other than those parts of the Premises that are Tenant's Property) to substantially their former condition, to the extent that the same is feasible (subject to those changes which Landlord reasonably deems desirable, and to building and other governmental codes and regulations) and so as to constitute a complete and tenantable Premises; provided, however, that if a condemnation award is not sufficient to pay for such repairs, Landlord may, in its sole and absolute discretion, terminate this Lease or perform such repairs to the extent of such condemnation award, and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair Tenant's Property, to substantially its former condition, to the extent feasible, subject to such reasonable changes as Landlord and Tenant shall agree upon, in writing. Furthermore, in the event of a partial or temporary taking of the Premises that does not result in a termination of this Lease, the Base Rent due hereunder shall be reduced in a proportionate amount, based upon the proportion that the area that has been taken bears to the total area of the Premises. Such reduction shall be effective from the date on which the partial taking occurs.

SECTION 19:  SURRENDER AND HOLDOVER

     On the last day of the Term, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and (b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease. The obligations imposed under the preceding sentence shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (a) Tenant shall be deemed a tenant-at-will; (b) Tenant shall pay one hundred fifty percent (150%) of the Rent last prevailing hereunder, and also shall pay all direct damages sustained by Landlord, by reason of such remaining in possession after the expiration or termination of this Lease; (c) there shall be no renewal or extension of this Lease by operation of law; and (d) the tenancy-at-will may be terminated upon thirty (30) days' notice from Landlord or Tenant. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

SECTION 20:  EVENTS OF DEFAULT

     20.1 BANKRUPTCY OF TENANT. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law, or whenever a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits in writing that it is insolvent or is not able to pay its debts as they mature.

     20.2 DEFAULT PROVISIONS. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice thereof from Landlord (provided, however, that if and to the extent Tenant fails to pay Rent or any other payment when due hereunder more than twice in any consecutive twelve (12) month period, Landlord shall have no obligation whatsoever to provide such written notice or allow any such ten (10) day period); or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this subsection 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, than Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than sixty (60) days after Landlord's initial delivery to Tenant of notice of such default.

SECTION 21:  REMEDIES

     21.1 LANDLORD'S CURE RIGHTS UPON DEFAULT OF TENANT. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant, upon compliance with any notice requirements and cure periods set forth in Subsection 20.2

     21.2 LANDLORD'S REMEDIES. In the event of any uncured default by Tenant under this Lease, Landlord, at its option, and after the proper notice and cure period, if any, as provided in Section 20.2 has expired, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, accelerated Rent attributable to the balance of the Term, and all Landlord's reasonable expenses of reletting the Premises (including necessary repairs, alterations, improvements, reasonable legal fees and brokerage commissions), or
(b) terminate Tenant's right of possession of the Premises without terminating this Lease; provided, however, that Landlord shall use its reasonable efforts, whether Landlord elects to proceed under Subsections (a) or (b) above, to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. If Landlord shall elect to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a), including but not limited to such time as Landlord has obtained a tenant to relet the Premises, which, in Landlord's reasonable judgment, is a suitable tenant. For purposes of such reletting, Landlord is authorized to repair, alter and improve the Premises to the extent deemed reasonably necessary by Landlord, in its sole and absolute discretion. If the Premises are relet and a sufficient sum is not realized therefrom, after payment of all Landlord's reasonable expenses of reletting (including repairs, alterations, improvements, reasonable legal fees and brokerage commissions), to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period, then Tenant shall, in Landlord's sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a rate of six percent (6%) per annum. If Landlord fails to relet the Premises, then Tenant shall pay to Landlord the sum of (i) the projected costs of Landlord's reasonable expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, reasonable legal fees and brokerage commissions) as reasonably estimated by Landlord and (ii) the accelerated amount of Base Rent and Additional Rent due under the Lease attributable to the balance of the Term discounted at a rate of six percent (6%) per annum. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to Subsection (b) of this Section 21.2, to terminate Tenant's right of possession only, without terminating the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's Property, Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in
Section 19 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.

     21.3 ADDITIONAL RIGHTS OF LANDLORD. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys' fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of five percent (5%) per annum above the "prime" or "reference" or "base" rate of interest publicly announced as such, from time to time, by The First National Bank of Chicago, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the Expiration Date, nor limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder by Tenant. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

     21.4 EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

          (a) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) times the then-current Rent payable hereunder.

          (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

          (c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          (d) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

SECTION 22:  BROKER

     Tenant covenants, warrants and represents that the broker set forth in
Section 1.8(A) was the only broker to represent Tenant in the negotiation of this Lease ("Tenant's Broker"). Landlord covenants, warrants and represents that the broker set forth in Section 1.8(B) was the only broker to represent Landlord in the negotiation of this Lease ("Landlord's Broker"). Landlord shall be solely responsible for paying the commissions of Landlord's Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party (other than Tenant's Broker and Landlord's Broker) claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

SECTION 23:  ESTOPPEL CERTIFICATES

     Tenant shall, from time to time and within ten (10) days after any request by Landlord, execute and deliver to Landlord (and to any existing or prospective mortgage lender, ground lessor, or purchaser designated by Landlord), a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) certifying the dates to which the Rent has been paid; (iii) stating whether Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default; (iv) stating whether any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; and (v) stating whether any rights of Tenant (e.g., options) have been waived. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statements such other information concerning this Lease as Landlord or Agent may reasonably request including, but not limited to, the amount of Rent under this Lease, and whether Landlord has completed all (if any) improvements to the Premises required under this Lease. Within 10 days of Tenant's request therefor, Landlord shall execute and deliver to Tenant a statement of like effect.

SECTION 24:  HAZARDOUS SUBSTANCES

     24.1 DEFINITIONS. For purposes of this Section 24, "Hazardous Substance" means any substance or matter regulated or listed under the Resources Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 52 U.S.C. Section 9601 et seq., any applicable federal, state, local or common law relating to the protection of human health or conservation of the environment (the foregoing laws being referred to herein as "Environmental Laws"). For purposes of this Section 24, "Landlord's Environmental Liability" means: any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages (including consequential, punitive and exemplary damages), disbursements or expenses of any kind or nature whatsoever (including attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Landlord or any of Landlord's parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from: (i) any Hazardous Substance used, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, disposed of or recycled on, in or under all or any portion of the Property, or any surrounding areas as a result of the act or omission of (x) Tenant or any of Tenant's employees, agents, invitees, contractors or representatives or (y) at Tenant's direction, any third party after the Commencement Date and prior to the Expiration Date, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Section 24: (iii) any violation, liability or claim of violation or liability under any Environmental Laws as a result of the act or omission of (x) Tenant or any of Tenant's employees, agents, invitees, contractors or representatives or (y) at Tenant's direction, any third party after the Commencement Date and prior to the Expiration Date; or (iv) the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of Hazardous Substances as a result of the act or omission of (x) Tenant or any of Tenant's employees, agents, invitees, contractors or representatives or (y) at Tenant's direction, any third party after the Commencement Date and prior to the Expiration Date.

     24.2 PROHIBITION. Tenant shall not conduct or authorize the generation, transportation, storage, use, treatment or disposal on or in the Premises of any Hazardous Substance without prior written authorization by Landlord, which authorization may be given or withheld in Landlord's sole and absolute discretion, and Tenant's failure to comply with the provisions of this Section
24.2 shall constitute a default under this Lease.

     24.3 PERMITTED ACTIVITIES. Tenant shall, at its own cost, comply with all applicable Environmental Laws relating to the Premises or Tenant's use of the Premises and any and all applicable environmental permits relating to the Premises or Tenant's use of the Premises. Tenant shall promptly provide Agent copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity received by Tenant relating in any way to the presence, release, threat of release, placement on or in the Premises, or the generation, transportation, storage, use, treatment, or disposal at the Premises, of any Hazardous Substance. Landlord, Agent and their respective agents and employees shall have the right to enter the Premises and/or conduct appropriate tests for the purposes of ascertaining Tenant compliance with all applicable laws, rules or permits relating in any way to the presence of Hazardous Substances on the Premises. Upon written request by Landlord or Agent (given no more than once per calendar year and only after Landlord's receipt of notice of Tenant's violation of any Environmental Law), Tenant shall provide Landlord with the results of appropriate test of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of Hazardous Substances on the Premises or any portion thereof.

     24.4 REMEDIAL ACTION. If the presence, release, threat of release, placement on or in the Premises or any portion thereof, or the generation, transportation, storage, use, treatment, or disposal at the Premises or any portion thereof of any Hazardous Substance results directly or indirectly from any act or omission of (x) Tenant or any of Tenant's employees, agents, invitees, contractors or representatives or (y) at Tenant's direction, any third party after the Commencement Date and prior to the Expiration Date and gives rise to any form of liability (including, but not limited to, a response action, remedial action, or removal action) under any applicable Environmental Law or an environmental permit, Tenant, at its sole cost and expense, shall promptly take any and all remedial and removal action necessary to clean up and/or remediate the Premises or any portion thereof in accordance with Environmental Law and mitigate exposure to liability arising from the Hazardous Substance required by law. Landlord shall be liable for and shall pay, at Landlord's sole cost and expense (and shall hold Tenant harmless from), all costs related to any and all clean-up and remediation of Hazardous Substances and compliance with all applicable Environmental Laws with respect to, arising from or caused, in whole or in part, directly or indirectly by: (i) the presence in, on or under the Premises, or the discharge or release, in or from the Premises, of any such Hazardous Substance to the extent that such presence, discharge or release is solely caused by Landlord's activities in or at the Premises, or to the extent same existed prior to the date Tenant takes occupancy of the Premises. Landlord's obligations under this Section 24.4 shall survive in perpetuity the expiration of the Term hereof. For purposes of this paragraph, "Landlord" shall be deemed to include Landlord, its employees, agents, contractors and representatives.

     24.5 INDEMNITY. Tenant shall and does hereby protect, indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Landlord and at Tenant's sole cost) and hold Landlord and its Affiliates free and harmless from and against any Landlord's Environmental Liability or other loss, cost or expense incurred by Landlord and to the extent resulting from Tenant's breach of its obligations under this Section 24 (collectively, "Tenant's Indemnification Obligations"). Tenant's Indemnification Obligations shall survive in perpetuity.

SECTION 25  MISCELLANEOUS

     25.1 MERGER. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

     25.2 NOTICES. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:                        First Industrial, L.P.
                                       311 South Wacker Drive, 40th Floor
                                       Chicago, Illinois 60606
                                       Attn: Michael W. Brennan

With a copy to:                        First Industrial Realty Trust
                                       9450 W. Bryn Mawr Road
                                       Suite 150
                                       Rosemont, Illinois 60018
                                       Attn: Timothy Donohue

With a copy to:                        Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                                       333 West Wacker Drive, Suite 2700
                                       Chicago, Illinois 60606
                                       Attn: Howard Nagelberg and Suzanne Bessette-Smith

If to Tenant:                          Sabratek Corporation
                                       8111 North St. Louis Avenue
                                       Skokie, Illinois 60076
                                       Attn: Scott Skooglund

With a copy to:                        Ross & Hardies
                                       150 N. Michigan Avenue, Suite 2500
                                       Chicago, Illinois 60601
                                       Attn: Scott Hodes, Esq.


         25.3 NON-WAIVER. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

     25.4 LEGAL COSTS. Any party in breach or default under this Lease (the "Defaulting party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under provisions of this lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

     25.5 PARTIES BOUND. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Premises provided that such transferee expressly assumes liability therefor. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord or Tenant shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

     25.6 RECORDATION OF LEASE. Upon request of either party hereto, the other party shall cooperate in the recordation of a memorandum of lease relating hereto.

     25.7 SURVIVAL OF OBLIGATIONS. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination. The provisions of Sections 2, 3, 12, 16, 19, 22, and 24 shall survive any termination of this Lease.

     25.8 GOVERNING LAW, CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any provision of this Lease shall be invalid or unenforceable, the remained of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     25.9 TIME. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises are located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

     25.10 AUTHORITY OF TENANT. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

     25.11 COUNTERPART EXECUTION. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

     25.12 RIDERS. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

     25.13 WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY COURT ACTION BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

     25.14 PURCHASE CONTINGENCY. Tenant acknowledges and agrees that Landlord's obligations hereunder, including but not limited to, Landlord's obligations pursuant to Sections 25.15 or 25.17 hereof, are contingent upon, and shall in no event commence unless and until, Landlord acquires the Premises from Seller. In the event that Landlord is unable to acquire the Premises from Seller for any reason whatsoever, this Lease shall be null and void and of no further force and effect and neither party shall have any further liability to the other hereunder. The Commencement Date shall in no event occur unless and until Landlord has completed its acquisition of the Premises from Seller.

     25.15 RENTAL SUBSIDY. Landlord covenants and agrees that from and after the Commencement Date, on the express condition that Tenant has commenced paying Rent hereunder and is not in default hereunder, Landlord shall credit against the Rent due hereunder an amount equal to $21,936.10 (the "Subsidy Amount") each month until October 1, 1999 which Subsidy Amount represents the monthly base rent and additional rent payable pursuant to that certain Lease Agreement (the "Existing Lease") by and between Tenant and American National Bank and Trust Company of Chicago, Trust No. 40365. Landlord shall have no obligation to provide the Subsidy Amount if (i) Tenant has not commenced paying Rent hereunder; (ii) Tenant is in default hereunder beyond applicable notice and cure periods; or (iii) Tenant has been delivered a notice of default hereunder but any applicable cure period has not expired; provided, however, that in the event that Landlord does not provide all or some portion of the Subsidy Amount as a result of a default by Tenant for which notice has been provided but the cure period has not lapsed hereunder which is subsequently cured by Tenant in a timely fashion and in accordance with the requirements of the Lease, Landlord shall pay to Tenant promptly after such cure an amount equal to that portion of the subsidy Amount that Landlord failed to provide on account of such default.

     25.16 INTERRUPTION OF SERVICES. Nothwithstanding anything to the contrary contained herein, in the event of any discontinuance or interruption in utilities or other services at the Premises, which discontinuance or interruption continues for longer than ten (10) consecutive business days, rent hereunder shall abate during such period of discontinuance or interruption.

     25.17 TENANTS ACCESS. In the event that Landlord acquires the Premises from Seller prior to the Commencement Date, Landlord shall permit Tenant and Tenant's agents or independent contractors to enter the Premises for the limited purpose of allowing Tenant to perform the build-out activities approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed (the "Tenant's Improvement Work"). Such entry prior to the Commencement Date shall be subject to the condition that (i) Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers, and invitees shall cooperate with and not interfere with Landlord and its agents and contractors in completing the Work Items; (ii) Tenant shall maintain, in full force and effect, the insurance policy or polices required under the Lease; (iii) Tenant shall pay for any utilities required solely by Tenant in connection with Tenant's access to the Premises; and (iv) Tenant shall receive written permission from the City of Skokie, if necessary under applicable law, authorizing the conduct of Tenant's Improvement Work ("City Approval"). Tenant agrees that any such entry into the Premises prior to the Commencement Date for the limited purposes of the Tenant's Improvement Work shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent and Tenant shall be required to pay only that portion of the utilities consumed at the Premises as is required by item (iii) of the preceding sentence. Tenant further agrees that to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant's Property or installations made in the Premises or loss or damage to property placed therein prior to the Commencement Date, the same being at Tenant's sole risk, except that Landlord (and not its principals) may be liable to Tenant but only to the extent of its gross negligence or willful misconduct. Prior to commencing Tenant's Improvement Work, Tenant shall
(i) notify Landlord of the names and addresses of all contractors for whom and which access is being provided and the approximate number of individuals, itemized by trade, who will be present in the Premises; (ii) provide Landlord with copies of all contracts pertaining to the performance of the work for which such early access is being required; (iii) provide Landlord with copies of all plans and specifications pertaining to the work for which such access is being requested; (iv) provided Landlord with copies of all licenses and permits required in connection with the performance of the work for which such access is being requested, including, but not limited to, the City Approval; and (v) provide Landlord with certificates of insurance naming Landlord as additional insured and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Improvement Work. All of the foregoing shall be subject to Landlord's approval, which approval shall no be unreasonably withheld or delayed. Such access shall be subject to scheduling by Landlord, but Landlord shall make reasonable efforts to comply with Tenant's schedule for Tenant's Improvement Work.

     25.18 RENEWAL OPTION. Provided that no default exists under this Lease at the time the option to renew which is described below is exercised, or at the commencement of the renewal period, Tenant shall have the right to extend the Term for one three-year period commencing on the Expiration Date, upon the same terms and conditions as are contained in this Lease, except as hereinafter provided:

              (a) The Base Rent for the renewal period shall be increased (but in no event decreased) at a rate per annum per square foot of rentable area in the Premises, equal to the greater of (i) $34,942 per month or (ii) 75% of the rent per square foot per annum then prevailing in the market for comparable space in the Chicago metropolitan area for a term equal to the renewal period and commencing at approximately the date of the renewal period as such rate is reasonably determined by Landlord.

              (b) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Premises as a condition to Tenant's obligation to pay Rent for the renewal period, and the Net Base Rent quoted for the renewal period shall not be reduced by either (aa) by reason of such fact, (bb) to take into account any rental concession whatsoever (including, but not limited to rent abatements, allowances for moving expenses, lease assumptions, or other concessions), or (cc) to take into account the absence of any cost or expense which Landlord would have incurred had the Premises been leased to a person or entity other than Tenant.

              (c) Landlord's good faith determination of the Net Base Rent for the renewal period shall be conclusive, binding upon Tenant and not contestable by Tenant; provided, however, Tenant shall have the right to nullify its exercise of the option to extend the Term, by written notice to Landlord, given within thirty (30) days of Landlord's notice to Tenant (which Landlord's notice shall be given to Tenant not later than six months prior to the commencement of the renewal period) setting forth the Net Base Rent for the renewal period, in which event Tenant's exercise of the option to extend shall be null and void and neither Landlord nor Tenant shall have any further rights or liabilities with respect thereto. Tenant's failure to given the notice of nullification described above within such thirty (30) day period shall constitute acceptance by Tenant of, and Tenant's agreement to pay, the Net Base Rent specified for the renewal period.

              (d) Tenant shall have no further or additional right to extend the Term of this Lease.

              (e) This option to extend shall be exercised, if at all, by written notice to Landlord given not earlier than eighteen (18) months nor later than nine (9) months prior to the Expiration Date. In the event Tenant fails to comply with the procedure for exercise of the option to extend, Tenant shall have no further right to extend the Term.

              (f) The renewal option granted pursuant to this Section 25.18 is personal to Tenant. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under the Lease to any other persons or entity pursuant to, and in accordance with, Section 8 hereof, prior to the exercise of this renewal option (whether with or without Landlord's consent), this renewal option shall lapse. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest of Tenant under the Lease to any entity or person pursuant to, and in accordance with, Section 8 hereof (whether with or without Landlord's consent) after the exercise of this renewal option but prior to the commencement of the renewal period, such renewal option shall lapse and the Term shall expire as if this renewal option were not exercised. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest of Tenant under the Lease pursuant to, and in accordance with,
Section 8 hereof after the exercise of this renewal option and after the commencement of the renewal period, then the Term shall expire upon the expiration of the renewal period during which such sublease or transfer occurred

     25.19 LANDLORD'S DEFAULT. In the event that Landlord defaults in the observance or performance of any term or condition required to be performed by Landlord hereunder, Tenant, may elect to act to cure and remedy such default hereunder by Landlord; provided, however, that Tenant may not exercise such remedy without first providing written notice of the alleged default to Landlord, setting forth with reasonable specificity and detail the nature of such default, and thereafter permitting Landlord a thirty (30) day period to cure such default (which cure period may be extended if Landlord is diligently pursuing performance of the applicable cure, but such cure is not completed within the 30 day period). In the event that Tenant elects to cure a default by Landlord as herein provided, Landlord shall reimburse Tenant for all reasonable third-party costs and expenses actually expended by Tenant to perform any obligation of Landlord actually and properly owing hereunder. In connection with the exercise of such remedy or otherwise, Tenant shall not be entitled to any abatement, deduction or set off against the Rent payable hereunder. Notwithstanding the above-described remedy, in no event and under no circumstances may Tenant take any action or perform any repairs, replacements or restoration involving the foundation, roof or structure of the Premises, or any of the load-bearing walls. Furthermore, any work performed by Tenant pursuant to its election of this remedy shall comply with the requirements of Section 11.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease by their duly authorized representatives as of the day and year first above written.


              LANDLORD:   FIRST INDUSTRIAL, L.P., a Delaware limited partnership

                          By: First Industrial Realty Trust, Inc., a Maryland corporation, its general partner


                               By:
                                   ---------------------------------------------

                               Its:
                                   ---------------------------------------------



              TENANT:     SABRATEK CORPORATION, a Delaware corporation


                               By:
                                   ---------------------------------------------

                               Its:
                                   ---------------------------------------------

                                LEASE EXHIBIT A

                                    PREMISES

Premises: The 84,760 square foot warehouse/distribution facility commonly known as 8111 N. St. Louis, Skokie, Illinois more particularly described on Exhibit A-1 hereto.

                                LEASE EXHIBIT B

                                RENTAL PAYMENTS


        Year             Monthly Rent            Annual Rent           Per Square Foot
        ----             ------------            -----------           ----------------

        1-3               $33,550.83               $402,610                $4.75

        4-5               $34,257.17               $411,086                $4.85
 (and month 1 of year 6;
      if applicable)


                                LEASE EXHIBIT C

                      LANDLORD'S REPAIRS AND IMPROVEMENTS

     1. Landlord to place Premises in a "broom swept condition" and place all HVAC Systems and all other building systems in good working order.

     2.   Office carpeting to be replaced and office walls to be painted.

     3.   Paint the walls in the cafeteria and the bathrooms.

                                LEASE EXHIBIT D

                               REQUIRED INSURANCE


     (a) "ALL-RISK" PROPERTY AND LOSS OF INCOME COVERAGE FOR TENANT'S PROPERTY. "All Risk" (including, but not limited to, earthquake and flood) (i) property insurance on a replacement cost basis, covering the building and all of the other improvements on the Premises, and covering all of Tenant's Property (as defined in Section 12.2 of this Lease), all merchandise and trade fixtures and furnishings and equipment and all other personal property of Tenant and all leasehold improvements installed in the Premises by, or on behalf of, Tenant all in an amount not less than the full replacement cost of all such improvements and property and (ii) business interruption insurance in an amount sufficient to assure that Landlord shall recover the loss of any rental income due and owing to Landlord from Tenant under the terms of this Lease, which coverage shall provide such protection to Landlord for a period of not less than twelve (12) consecutive months. The total amount of the deductible required under each policy providing such coverage shall be no more than $10,000.00 per loss. Landlord, Agent and any other parties designated by Landlord (including, but not limited to, its beneficiary, its general and limited partners, and Superior Parties) shall be included as loss payee(s).

     (b) LIABILITY COVERAGE. Commercial general public liability and comprehensive automobile liability [and, if necessary to comply with any conditions of this Lease, umbrella liability insurance] covering Tenant against any claims arising out of liability of bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises, and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, per location. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $10,000.00 per occurrence. Such insurance shall include, inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this Lease, to the extent such insurance is available; (iii) premises medical-operations expenses in an amount not less than $5,000.00 per person, per accident; (iv) a hostile fire endorsement; (v) Landlord, Agent and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees) shall be designated as Additional Insured(s) with respect to (x) the Premises, and (y) all operations of Tenant, and (z) any property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and (vi) severability of insured parties and any cross-liability exclusion deleted so that the protection of such insurance shall be afforded to Landlord in the same manner as if separate policies had been issued to each of the insured parties.

     (c) WORKER'S COMPENSATION COVERAGE. Worker's compensation and employer's liability insurance in the state in which the Premises and any other operations of Tenant are located and any other state in which Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage (including umbrella liability insurance) shall be not less than the amounts specified in Subsection (b) above.

     All insurance policies required under this lease exhibit shall: (i) be issued by companies licensed to do business in the State in which the Premises are located and reasonably acceptable to Landlord; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days' prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices; and (iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord or Agent.

                  FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE

     This First Amendment to Industrial Building Lease (the "Amendment") is made
and entered into this    day of June, 1998 by and between FIRST INDUSTRIAL,
L.P., a Delaware limited partnership ("Landlord"), and SABRATEK CORPORATION, a Delaware corporation ("Tenant").

                                   RECITALS:

     WHEREAS, Landlord and Tenant have previously executed and entered into that certain Industrial Building Lease (the "Lease") dated May 15, 1998; and

     WHEREAS, Landlord and Tenant desire to amend and modify certain terms and conditions contained in the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Landlord and Tenant hereby amend the Lease and agree as follows:

     1. The foregoing recitals are hereby incorporated into the body of this Amendment as if more fully restated herein.

     2. The following language is hereby added to the end of Section 5.2 of the Lease:

          "Landlord and Tenant acknowledge and agree that the Clean Up Activities shall not be deemed to unreasonably disturb or prevent Tenant's use and occupancy of the Premises (and Tenant shall have no right to terminate this Lease pursuant to this Section 5.2 or otherwise on account of such Clean Up Activities) unless the Clean Up Activities (i) prevent Tenant from using all of the truck level docks at the Premises or (ii) result in the loss of use by Tenant of more than thirty (30) parking spaces or (iii) continue for a period of 90 days.

     3. Except as amended hereby, the Lease shall be and remain in full force and effect.

     4. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument. A facsimile copy of this Amendment shall be deemed an original for all relevant purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                        LANDLORD:  FIRST INDUSTRIAL, L.P., a Delaware
                                   limited partnership

                                   By: First Industrial Realty Trust, Inc., a
                                       Maryland corporation its general partner


                                       By:
                                            -----------------------------------

                                       Its:
                                            -----------------------------------


                        TENANT:    SABRATEK CORPORATION, a Delaware
                                   corporation


                                       By:
                                            -----------------------------------

                                       Its:
                                            -----------------------------------

                 SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE

     This Second Amendment to Industrial Building Lease (the "AMENDMENT") is made and entered into this 5th day of August, 1998 by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership ("LANDLORD"), and SABRATEK CORPORATION, a Delaware corporation ("TENANT").

                                   RECITALS:

     WHEREAS, Landlord and Tenant have previously executed and entered into that certain Industrial Building Lease dated May 15, 1998, as amended by that certain First Amendment to Industrial Building Lease (as amended, the "LEASE"); and

     WHEREAS, Landlord and Tenant desire to amend and modify certain terms and conditions contained in the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Landlord and Tenant hereby amend the Lease and agree as follows:

     1. The foregoing recitals are hereby incorporated into the body of this Amendment as if more fully restated herein.

     2. Notwithstanding the terms of Exhibit D to the Lease, Landlord (and not Tenant) shall be obligated to maintain "All Risk" (including, but not limited to, earthquake and flood) property insurance on a replacement cost basis covering the building and the Premises. Tenant covenants and agrees to reimburse Landlord for the cost of such insurance promptly after presentation of one or more invoices for the cost thereof.

     3. Except as amended hereby, the Lease shall be and remain in full force and effect.

     4. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument. A facsimile copy of this Amendment shall be deemed an original for all relevant purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                        LANDLORD:  FIRST INDUSTRIAL, L.P., a Delaware
                                   limited partnership

                                   By: First Industrial Realty Trust, Inc., a
                                       Maryland corporation its general partner


                                       By:
                                            -----------------------------------

                                       Its:
                                            -----------------------------------


                        TENANT:    SABRATEK CORPORATION, a Delaware
                                   corporation


                                       By:
                                            -----------------------------------

                                       Its:
                                            -----------------------------------



                                       2